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                                                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
AMFM Inc.:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-36855) and the Registration Statements on Form S-8 (Nos. 333-04379, 333-35039, 333-53179 and 333-83169) of AMFM Inc. (formerly
Chancellor Media Corporation) and Subsidiaries of our report dated March 13, 2000 relating to the financial statements and our report dated March 13, 2000 relating to the financial statement schedules, which appear in this Annual Report on Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
March 13, 2000